SUB-ITEM 77Q3

AIM LARGE CAP BASIC VALUE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 4/30/2009
FILE NUMBER:       811-1424
SERIES NO.:        14

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $    695

        2 Dividends for a second class of open-end company shares (000's
          Omitted)
          Class R               $     15
          Class Y               $     15
          Investor Class        $    223
          Institutional Class   $  1,803

73A.      Payments per share outstanding during the entire current period: (form
          nnn.nnnn)
        1 Dividends from net investment income
          Class A                 0.1112

        2 Dividends for a second class of open-end company shares (form
          nnn.nnnn)
          Class R                 0.0840
          Class Y                 0.1137
          Investor Class          0.1112
          Institutional Class     0.1835

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                  5,928

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                  1,480
          Class C                  1,209
          Class R                    195
          Class Y                    135
          Investor Class           1,878
          Institutional Class      9,869

74V.    1 Net asset value per share (to nearest cent)
          Class A               $   7.23

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $   6.92
          Class C               $   6.92
          Class R               $   7.17
          Class Y               $   7.24
          Investor Class        $   7.24
          Institutional Class   $   7.24